UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

May 13, 2005
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into A Material Definitive Agreement.

The Board of Directors of Watson Pharmaceuticals, Inc. (the “Company”) adopted, subject to stockholder approval, an amendment to and restatement of the Company’s 2001 Incentive Award Plan (the “Incentive Plan”), in the form of the Amendment and Restatement of the 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc. (the “Amended and Restated Plan”).  At the Annual Meeting of Stockholders of the Company held May 13, 2005, the Amended and Restated Plan was approved by the stockholders and became effective on May 13, 2005.  The Incentive Plan was amended and restated in part to:

•      expand the types of awards available to include restricted stock awards, stock appreciation rights, dividend equivalents, restricted stock unit awards, deferred stock awards and stock payment awards;

•      add specified performance criteria and provide that awards may be granted, become exercisable or be distributable upon the achievement of performance targets based on the performance criteria; and

•      add provisions incorporating the requirements of Section 409A of the Code that are applicable to awards treated as non-qualified deferred compensation.

The Amended and Restated Plan does not increase the aggregate number of shares of Common Stock authorized for issuance under awards.

A copy of the Amended and Restated Plan is attached to the Company’s proxy statement for the 2005 Annual Meeting (the “Proxy Statement”).  For a more complete description of the material terms of the Amended and Restated Plan, reference is hereby made to the description of the Amended and Restated Plan included in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 19, 2005.	WATSON PHARMACEUTICALS, INC.

		By:	/s/David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary